Exhibit 99.1

Presidio Property Trust, Inc. Announces Earnings for

the Third Quarter Ended September 30, 2021

San Diego, California, November 11, 2021 – Presidio Property Trust, Inc. (Nasdaq: SQFT, SQFTP) (the “Company”), an internally managed, diversified real estate investment trust (“REIT”), today reported earnings for its third quarter ended September 30, 2021. All third quarter financial measures referenced herein are unaudited.

“We are pleased to report our third quarter earnings, continuing the strong rent collections that we saw throughout 2020 and 2021,” said Jack Heilbron, the Company’s President and Chief Executive Officer. “In the third quarter, we made our company’s first commercial acquisition in Texas. We collected 96% of billings in this period, as our diverse portfolio continues to perform well.”

“11 office, retail, and industrial leases were signed in the third quarter of 2021, with 2 new tenants and 9 existing tenant renewals,” noted Gary Katz, the Company’s Senior Vice President of Asset Management. “We continue to see solid leasing demand in the markets where our properties are located.”

Third Quarter Ended September 30, 2021 Financial Results

Net loss attributable to the Company’s common stockholders for the three months ended September 30, 2021 was approximately ($1.4 million), or ($0.13) per basic and diluted share, compared to a net loss of ($1.7 million), or ($0.20) per basic and diluted share for the three months ended September 30, 2020. The change in net loss attributable to the Company’s common stockholders was a result of:

●	A decrease in interest expense of approximately $1.1 million in connections with the reduction of mortgage notes and other notes payable during 2021;
●	A decrease in revenues of approximately $1.3 million due to the sale of four properties since the beginning of 2021;
●	A corresponding decrease in rental operating costs of approximately $0.7 million and a decrease of approximately $0.3 million in depreciation and amortization due to the sale of four properties since the beginning of 2021;
●	Offset by the addition of dividends for Series D Preferred Stock totaling approximately $0.5 million, not present during the three months ended September 30, 2020.

Core FFO (non-GAAP) for the nine months ended September 30, 2021, increased by approximately $122,722 to $1.67 million from $1.55 million compared to the nine months ended September 30, 2020. A reconciliation of Core FFO to net income, the most directly comparable GAAP financial measure, is attached to this press release. However, because Core FFO excludes depreciation and amortization as well as the changes in the value of the Company’s properties that result from use or market conditions, each of which have real economic effects and could materially impact the Company’s results from operations, the utility of Core FFO as a measure of the Company’s performance is limited.

Acquisitions and Dispositions for the first three quarters of 2021

●	Waterman Plaza, which was sold on January 28, 2021 for approximately $3.5 million and the Company recognized a loss of approximately $0.2 million.

●	Garden Gateway, which was sold on February 19, 2021 for approximately $11.2 million and the Company recognized a loss of approximately $1.4 million.

●	Highland Court, which was sold on May 20, 2021 for approximately $10.23 million and the Company recognized a loss of approximately $1.6 million.

●	Executive Office Park, which was sold on May 21, 2021, 2021 for approximately $8.1 million and the Company recognized a gain of approximately $2.5 million.

On August 17, 2021, the Company, through its 61.3% owned subsidiaries NetREIT Palm Self Storage, LP and NetREIT Highland LLC, acquired a single story newly constructed 10,500 square foot building in Houston, Texas for a purchase price of approximately $4.9 million, in connection with a like-kind exchange transaction pursued under Section 1031 of the Code 1986, as amended (the “Internal Revenue Code”). The building is 100% occupied under a 15-year triple net lease.

During the nine months ended September 30, 2020, the Company acquired six model homes for approximately $2.9 million. The purchase price was paid through cash payments of approximately $0.9 million and mortgage notes of approximately $2.0 million.

During the nine months ended September 30, 2020, the Company disposed of 39 model homes for approximately $19.0 million and recognized a gain of approximately $2.9 million.

Dividends

On August 25, 2021, the board of directors of the Company declared a quarterly dividend of $0.103 per share of Series A Common Stock for the second quarter of 2021, payable on September 21, 2021 to stockholders of record as of September 7, 2021.

In accordance with the terms of the Series D Preferred Stock, the Series D monthly dividend has been approved by the Board of Directors through December 2021 in the amount of $0.10417 per share payable on the 15th of every month to stockholders of record of Series D Preferred Stock as of the last day of the prior month. Total dividends paid to Series D Preferred stockholders during the three months ended September 30, 2021 was $455,207.

Earnings Conference Call

The Company will hold a conference call at 1:30 pm Pacific Time on November 11, 2021, to discuss the Company’s financial results. A supplemental financial package to accompany the discussion of the results will be posted on the Company’s website www.presidiopt.com.

Webcast

To listen to the conference call over the Internet, and to be able to submit questions to the Company, click on the link under “Presentations” in the “Investor” section of the Company’s website at www.presidiopt.com

Telephone Conference Call

Toll-Free: 888-506-0062

International: 973-528-0011

Entry code: 651306

To listen to the call by phone, participants can reference the Presidio Property Q3 2021 Earnings Call. Please dial in at least 10 minutes before the scheduled start time.

Conference Call Replay

Toll Free: 877-481-4010

International: 919-882-2331

Replay Passcode: 43366

The telephone replay of the call will be available later in the day on November 11, 2021, continuing through November 25, 2021. A replay will also be available at the webcast link under “Presentations” in the “Investor” section of the Company’s website until November 11, 2022.

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in office, industrial, and retail properties, and model home properties which are triple-net leased to homebuilders. Presidio’s model homes are leased to homebuilders located primarily in Texas and Florida and its office, industrial and retail properties are located primarily in Colorado, with properties also located in North Dakota and in Southern California. While geographical clustering of real estate enables Presidio to reduce its operating costs through economies of scale by servicing a number of properties with less staff, it makes Presidio susceptible to changing market conditions in these discrete geographic areas, including those that have developed as a result of COVID-19. For more information on Presidio, please visit the Company’s website at https://www.PresidioPT.com.

Definitions

Non-GAAP Financial Measures

Funds from Operations (“FFO”) – The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders. The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

However, because FFO excludes depreciation and amortization as well as the changes in the value of the Company’s properties that result from use or market conditions, each of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Core Funds from Operations (“Core FFO”) – We calculate Core FFO by using FFO as defined by NAREIT and adjusting for certain other non-core items. We also exclude from our Core FFO calculation acquisition costs, loss on early extinguishment of debt, changes in the fair value of the earn-out, changes in fair value of contingent consideration and the amortization of stock-based compensation.

We believe Core FFO provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Other equity REITs may calculate Core FFO differently or not at all, and, accordingly, the Company’s Core FFO may not be comparable to such other REITs’ Core FFO.

Same Store Net Operating Income (“Same Store NOI”) – Same Store NOI is calculated as the net operating income attributable to the properties continuously owned and operated for the entirety of the reporting periods presented. The Company’s definition of Same Store NOI excludes properties that were not stabilized during both of the applicable reporting periods. These exclusions may include, but are not limited to, acquisitions, dispositions and properties undergoing repositioning or significant renovations.

We believe Same Store NOI is an important measure of comparison because it allows for comparison of operating results of stabilized properties owned and operated for the entirety of both applicable periods and therefore eliminates variations caused by acquisitions, dispositions or repositioning during such periods. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Except as required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “ Risk Factors” section of the Company’s documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Investor Relations Contacts:

Presidio Property Trust, Inc.

Lowell Hartkorn, Investor Relations

LHartkorn@presidiopt.com

Telephone: (760) 471-8536 x1244

Presidio Property Trust, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS
Real estate assets and lease intangibles:
Land	$18,082,521	$18,827,000
Buildings and improvements	110,786,670	115,409,423
Tenant improvements	12,466,083	11,960,018
Lease intangibles	4,110,139	4,110,139
Real estate assets and lease intangibles held for investment, cost	145,445,413	150,306,580
Accumulated depreciation and amortization	(29,564,702)	(26,551,789)
Real estate assets and lease intangibles held for investment, net	115,880,711	123,754,791
Real estate assets held for sale, net	10,006,947	42,499,176
Real estate assets, net	125,887,658	166,253,967
Cash, cash equivalents and restricted cash	27,816,296	11,540,917
Deferred leasing costs, net	1,258,134	1,927,951
Goodwill	2,423,000	2,423,000
Other assets, net	4,449,538	3,422,781
TOTAL ASSETS	$161,834,626	$185,568,616
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$86,061,131	$94,664,266
Mortgage notes payable related to properties held for sale, net	194,549	25,365,430
Mortgage notes payable, total net	86,255,680	120,029,696
Note payable, net	—	7,500,086
Accounts payable and accrued liabilities	4,704,493	5,126,199
Accrued real estate taxes	1,508,006	2,548,686
Dividends payable preferred stock	179,685	—
Lease liability, net	82,439	102,323
Below-market leases, net	86,852	139,045
Total liabilities	92,817,155	135,446,035
Commitments and contingencies (Note 9)
Equity:
Series D Preferred Stock, $0.01 par value per share; 1,000,000 shares authorized; 920,000 and 0 shares issued and outstanding (liquidation preference $25.00 per share) as of September 30, 2021 and December 31, 2020, respectively	9,200	—
Series A Common Stock, $0.01 par value, shares authorized: 100,000,000; 11,490,230 shares and 9,508,363 shares were issued and outstanding at September 30, 2021 and December 31, 2020, respectively	114,902	95,038
Additional paid-in capital	185,727,368	156,463,146
Dividends and accumulated losses	(128,207,540)	(121,674,505)
Total stockholders’ equity before noncontrolling interest	57,643,930	34,883,679
Noncontrolling interest	11,373,541	15,238,902
Total equity	69,017,471	50,122,581
TOTAL LIABILITIES AND EQUITY	$161,834,626	$185,568,616

Presidio Property Trust, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Rental income	$4,185,212	$5,433,303	$14,216,234	$18,098,514
Fees and other income	190,967	230,265	675,283	715,609
Total revenue	4,376,179	5,663,568	14,891,517	18,814,123
Costs and expenses:
Rental operating costs	1,414,518	2,108,621	4,739,256	6,489,547
General and administrative	1,479,261	1,366,380	4,361,297	3,996,696
Depreciation and amortization	1,306,874	1,626,917	4,104,018	4,823,673
Impairment of real estate assets	—	—	300,000	845,674
Total costs and expenses	4,200,653	5,101,918	13,504,571	16,155,590
Other income (expense):
Interest expense-mortgage notes	(1,030,883)	(1,439,771)	(3,542,940)	(4,605,175)
Interest expense - note payable	—	(704,189)	(279,373)	(2,365,987)
Interest and other (expense), net	(13,886)	(12,270)	(67,329)	(10,865)
Gain on sales of real estate, net	627,322	332,714	2,060,336	656,975
Gain on extinguishment of government debt	—	—	10,000	—
Income tax expense	(182,607)	(122,602)	(471,506)	(257,602)
Total other expense, net	(600,054)	(1,946,118)	(2,290,812)	(6,582,654)
Net loss	(424,528)	(1,384,468)	(903,866)	(3,924,121)
Less: Income attributable to noncontrolling interests	(427,303)	(363,777)	(1,759,608)	(854,070)
Net loss attributable to Presidio Property Trust, Inc. stockholders	$(851,831)	$(1,748,245)	$(2,663,474)	$(4,778,191)
Less: Preferred Stock Series D dividends	(539,056)	—	(634,892)	—
Net loss attributable to Presidio Property Trust, Inc. common stockholders	$(1,390,887)	$(1,748,245)	$(3,298,366)	$(4,778,191)

Net income (loss) per share attributable to Presidio Property Trust, Inc. common stockholders:
Basic & Diluted	$(0.13)	$(0.20)	$(0.33)	$(0.54)

Weighted average number of common shares outstanding - basic & diluted	10,833,847	8,922,525	9,955,046	8,900,547

Presidio Property Trust, Inc. and Subsidiaries

Reconciliation of Net Income to FFO and Core FFO

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	9/30/2021	9/30/2020	9/30/2021	9/30/2020
Net (loss) income attributable to Presidio Property Trust, Inc. common stockholders	$(1,390,887)	$(1,748,245)	$(3,298,366)	$(4,778,191)
Adjustments:
Income attributable to noncontrolling interests	427,303	363,777	1,759,608	854,070
Depreciation and amortization	1,306,874	1,626,917	4,104,018	4,823,673
Amortization of above and below market leases, net	(6,022)	(26,182)	(4,417)	(84,427)
Impairment of real estate assets	—	—	300,000	845,674
Loss (gain) on sale of real estate assets, net	(627,322)	(332,714)	(2,060,336)	(656,975)
FFO	$(290,054)	$(116,447)	$800,507	$1,003,824
Restricted stock compensation	285,704	180,622	867,903	541,865
Core FFO	$(4,350)	$64,175	$1,668,410	$1,545,689

Weighted average number of common shares outstanding - basic and diluted	10,833,847	8,922,525	9,955,046	8,900,547

Core FFO / Wgt Avg Share	$(0.00)	$0.01	$0.17	$0.17

Presidio Property Trust, Inc. and Subsidiaries

Same Store Net Operating Income - Commercial Properties

(Unaudited)

	For the Three Months Ended September 30,		Variance
	2021	2020		%
Rental revenues	$3,678,124	$3,552,605	$125,519	3.5%
Rental operating costs	1,531,030	1,487,900	43,130	2.9%
Same Store Net operating income	$2,147,094	$2,064,705	$82,389	5.7%

Operating Ratios:
Number of same properties	11	11

Occupancy, end of period	82.7%	86.1%		(3.4)%
Operating costs as a percentage of total revenues	41.6%	41.9%		(0.3)%

	For the Nine Months Ended September 30,		Variance
	2021	2020		%
Rental revenues	$11,143,337	$11,369,041	$(225,704)	(2.0)%
Rental operating costs	4,443,608	4,534,593	(90,985)	(2.0)%
Same Store Net operating income	$6,699,729	$6,834,448	$(134,719)	(1.5)%

Operating Ratios:
Number of same properties	11	11

Occupancy, end of period	82.7%	86.1%		(3.4)%
Operating costs as a percentage of total revenues	39.9%	39.9%		0.0%